                                                                   Exhibit 3.1.8

                       CERTIFICATE OF OWNERSHIP AND MERGER
                             CLIFFS DRILLING COMPANY


         CLIFFS DRILLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

         FIRST: That the Board of Directors of the Company, acting at a meeting held on May 13, 1998, adopted the following resolutions for the purpose of authorizing the merger of (i) Southwestern Offshore Corporation, a wholly owned subsidiary incorporated under the laws of the state of Delaware, (ii) DRL, Inc., a wholly owned subsidiary incorporated under the laws of the state of Delaware, and (iii) Cliffs Drilling Merger Company, a wholly owned subsidiary incorporated under the laws of the state of Delaware, respectively, with and into the
Company:

                  WHEREAS, the Company owns all of the issued and outstanding capital stock of Southwestern Offshore Corporation, a Delaware corporation ("Southwestern"), DRL, Inc., a Delaware corporation ("DRL"), and Cliffs Drilling Merger Company, a Delaware corporation ("CDMC"); and

                  WHEREAS, it is deemed advisable that Southwestern, DRL, and CDMC be merged with and into the Company in order that all the estate, property, rights, privileges, and franchises of Southwestern, DRL, and CDMC shall vest in and be possessed by the Company; therefore be it

                  RESOLVED, that Southwestern, DRL, and CDMC be merged with and into the Company, whereupon (i) the separate existence of Southwestern, DRL, and CDMC shall cease, (ii) the Company shall assume all of the obligations of Southwestern, DRL, and CDMC, and (iii) the Company shall be the surviving corporation and shall continue to exist; and further

                  RESOLVED, that the President, any Vice-President or the Secretary of the Company are hereby authorized and directed to (i) execute and deliver, in the name and on behalf of the Company, a Certificate of Ownership and Merger providing for the merger of Southwestern, DRL, and CDMC with and into the Company, and certifying as to the adoption and date of adoption of these resolutions, (ii) file such certificate in the Office of the Secretary of State of the State of Delaware, (iii) cause a certified copy of the certificate to be recorded in the office of the Recorder of the County in Delaware in which the registered office of each constituent corporation is located, and (iv) do all other acts and things that they may consider necessary or proper in order to carry out and effectuate the purpose of these resolutions; and further

                  RESOLVED, that any and all actions previously taken by any of the officers of the Company in connection with the merger of Southwestern, DRL, and CDMC with and into the Company be and hereby are approved, ratified and accepted.

         SECOND: That the aforesaid resolutions were duly adopted in accordance with the applicable provisions of Sections 253 of the General Corporation Law of the State of Delaware.

         THIRD: That the merger authorized by the aforesaid resolutions shall be effective as of the close of business on May 31, 1998.

                                            CLIFFS DRILLING COMPANY



                                            By:   /s/ EDWARD A. GUTHRIE
                                                  ----------------------------
                                                  Edward A. Guthrie
                                                  Vice President - Finance


STATE OF TEXAS              )
                            )
COUNTY OF HARRIS            )

         This instrument was acknowledged before me on the 28th day of May, 1998 by Edward A. Guthrie, as Vice President - Finance of Cliffs Drilling Company. Such person acknowledged to me that this Certificate of Ownership and Merger is the deed and act of Cliffs Drilling Company and that all facts stated herein are true.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 28th day of May, 1998.

      [SEAL]

                                                  /s/ SONIA VILLAGOMEZ
                                                  ----------------------------
                                                  NOTARY PUBLIC IN AND FOR
                                                  THE STATE OF TEXAS